Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS FIRST QUARTER 2023 RESULTS

Company reaffirms full year 2023 outlook

Sales leverage, operational improvements and cost initiatives drive significant sequential profitability increase

BOWLING GREEN, KY – May 11, 2023 – Holley Inc. (NYSE: HLLY), a leading platform serving performance automotive enthusiasts, today announced financial results for its first quarter ended April 2, 2023.

First Quarter Highlights vs. Prior Year Period

●	Net Sales decreased 13.9% to $172.2 million compared to $200.1 million in the prior year's first quarter
●	Gross Profit decreased 18.1% to $67.7 million compared to $82.7 million in the prior year's first quarter
●	Net Income of $4.3 million, or $0.04 per diluted share, compared to Net Income of $16.9 million, or $0.15 per diluted share, in the prior year's first quarter
●	Adjusted Net Income[1] of $6.1 million, compared to Adjusted Net Income[1] of $21.5 million in the prior year's first quarter
●	Adjusted EBITDA[1] of $33.9 million compared to $46.0 million in the prior year's first quarter

1See "Use and Reconciliation of Non-GAAP Financial Measures" below.

“Holley made strong progress on its operational improvement and cost savings initiatives during the first quarter,” said Michelle Gloeckler, Holley’s Interim President and Chief Executive Officer. “Looking to the balance of 2023, we are strategically focused on streamlining our operations, ongoing acquisition synergy capture, and improving both supply chain and working capital management. We have also not taken our foot off the gas in terms of inspiring our large and loyal base of enthusiasts with new and exciting products across our strong roster of brands, as indicated by our recent Sniper 2.0 announcement. The Sniper 2.0 launch will be an extension of one of our most popular fuel injection platforms and exemplifies Holley’s commitment to innovation and unmatched go-to-market capabilities.”

“I am confident we will continue to make Holley a much stronger company in 2023, and I still expect to achieve our targeted level of profitability, including a 40% gross margin and greater than 20% EBITDA margin in the near term.”

Key Operating Metrics and Strategic Highlights

●	DTC sales growth of 6% compared to the prior year's first quarter
●	Past due orders reduced during the first quarter but remain elevated in our Electronics category
●	$9.0 million of year-over-year savings in the first quarter of 2023 driven by operational improvements and cost initiatives
●	Holley's bank-adjusted EBITDA leverage ratio at quarter end was well below the amended covenant ceiling of 7.25x for Q1 and Q2 of 2023

Full Year 2023 Outlook

Holley reaffirmed the following outlook for 2023:

●	Net Sales in the range of $625-$675 million
●	Adjusted EBITDA of $108-$122 million
●	Capital Expenditures in the range of $10-$15 million
●	Depreciation and Amortization Expense of $23-$25 million
●	Interest Expense in the range of $60-$65 million

“Holley delivered significant sequential top and bottom-line improvements relative to the fourth quarter of 2022, driven primarily by a combination of sales leverage and our cost savings initiatives beginning to benefit results,” said Jesse Weaver, Holley’s Chief Financial Officer. “The stronger results, along with our continued focus on our financial priorities, drove positive free cash flow in the quarter. As we look to the balance of fiscal 2023, we remain fully committed to restoring Holley’s strong profitability, improving free cash flow, optimizing working capital, and de-levering the balance sheet.”

“On the back of a solid first quarter, we are reaffirming our full year 2023 guidance ranges, which assume we will face continued supply chain uncertainty, particularly a strained ability to procure automotive grade microchips, as a well as a normalization of demand for the remainder of the fiscal year. Despite these headwinds, we expect year-over-year comparisons for both revenue growth and EBITDA margins to improve throughout the year. We are confident that Holley will get back to achieving its long-term profitability targets, and we believe that our position as an industry leader with ample runway for growth is unchanged.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13737887.

For those unable to participate, a telephone replay recording will be available until Thursday, May 18, 2023. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13737887. A web-based archive of the conference call will also be available on the Company’s website.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers a leading portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition; to maintain relationships with customers and suppliers: and to retain its management and key employees; 2) costs related to Holley being a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including the current macroeconomic environment, political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors, including recent events affecting the financial services industry (such as the closures of Silicon Valley Bank and Signature Bank); 8) Holley’s estimates of its financial performance; 9) our ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 10) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	April 2,	April 3,	Variance	Variance
	2023	2022	($)	(%)
Net Sales	$172,205	$200,055	$(27,850)	-13.9%
Cost of Goods Sold	104,492	117,334	(12,842)	-10.9%
Gross Profit	67,713	82,721	(15,008)	-18.1%
Selling, General, and Administrative	30,017	34,342	(4,325)	-12.6%
Research and Development Costs	6,653	8,161	(1,508)	-18.5%
Amortization of Intangible Assets	3,679	3,661	18	0.5%
Acquisition and Restructuring Costs	1,339	290	1,049	361.7%
Other Operating Expense	51	222	(171)	-77.0%
Operating Expense	41,739	46,676	(4,937)	-10.6%
Operating Income	25,974	36,045	(10,071)	-27.9%
Change in Fair Value of Warrant Liability	1,435	2,227	(792)	-35.6%
Change in Fair Value of Earn-Out Liability	428	2,381	(1,953)	-82.0%
Interest Expense	18,298	7,391	10,907	147.6%
Non-Operating Expense	20,161	11,999	8,162	68.0%
Income Before Income Taxes	5,813	24,046	(18,233)	-75.8%
Income Tax Expense	1,566	7,188	(5,622)	-78.2%
Net Income	$4,247	$16,858	$(12,611)	-74.8%
Comprehensive Income:
Foreign Currency Translation Adjustment	(199)	241	(440)	nm
Total Comprehensive Income	$4,048	$17,099	$(13,051)	-76.3%
Common Share Data:
Basic Net Income per Share	$0.04	$0.15	$(0.11)	-73.3%
Diluted Net Income per Share	$0.04	$0.15	$(0.11)	-73.3%
Weighted Average Common Shares Outstanding - Basic	117,154	115,876	1,278	1.1%
Weighted Average Common Shares Outstanding - Diluted	117,245	116,049	1,196	1.0%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	April 2,	December 31,
	2023	2022
Assets
Total Current Assets	$324,184	$324,963
Property, Plant and Equipment, Net	50,621	52,181
Goodwill	418,121	418,121
Other Intangibles, Net	421,292	424,855
Right-of-Use Assets	28,099	29,522
Total Assets	$1,242,317	$1,249,642

Liabilities and Stockholders' Equity
Total Current Liabilities	$95,565	$101,259
Long-Term Debt, Net of Current Portion	636,151	643,563
Deferred Taxes	56,099	58,390
Other Noncurrent Liabilities	34,104	30,440
Total Liabilities	821,919	833,652

Common Stock	12	12
Additional Paid-In Capital	368,482	368,122
Accumulated Other Comprehensive Loss	(1,143)	(944)
Retained Earnings	53,047	48,800
Total Stockholders' Equity	420,398	415,990
Total Liabilities and Stockholders' Equity	$1,242,317	$1,249,642

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	April 2,	April 3,
	2023	2022
Operating Activities
Net Income	$4,247	$16,858
Adjustments to Reconcile to Net Cash	13,874	14,000
Changes in Operating Assets and Liabilities	(14,482)	(12,509)
Net Cash Provided by Operating Activities	3,639	18,349

Investing Activities
Capital Expenditures, Net of Dispositions	(683)	(5,587)
Acquisitions / Divestitures, net	—	(1,617)
Net Cash Used in Investing Activities	(683)	(7,204)

Financing Activities
Net Change in Debt	(7,284)	(3,288)
Deferred financing fees	(1,117)	—
Payments from Stock-Based Award Activities	(34)	—
Net Cash Used in Financing Activities	(8,435)	(3,288)

Effect of Foreign Currency Rate Fluctuations on Cash	145	(101)

Net Change in Cash and Cash Equivalents	(5,334)	7,756

Cash and Cash Equivalents
Beginning of Period	26,150	36,325
End of Period	$20,816	$44,081

Holley believes EBITDA, Adjusted EBITDA, Adjusted Net Income, and Organic Sales are useful to investors in evaluating the Company’s financial performance and in comparing the Company's financial results between periods. In addition, Holley uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business. Holley believes that these non-GAAP and other financial measures help to depict a more realistic representation of the performance of the underlying business, enabling Holley to evaluate and plan more effectively for the future.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	April 2,	April 3,
	2023	2022
Net Income	$4,247	$16,858

Adjustments:
Interest Expense	18,298	7,391
Income Taxes	1,566	7,188
Depreciation	2,485	2,140
Amortization	3,679	3,661
EBITDA	30,275	37,238

Acquisition and Restructuring Costs	1,339	290
Change in Fair Value of Warrant Liability	1,435	2,227
Change in Fair Value of Earn-Out Liability	428	2,381
Equity-Based Compensation Expense	394	3,162
Notable Items	24	506
Other Expense	51	222
Adjusted EBITDA	$33,946	$46,026

	For the thirteen weeks ended
	April 2,	April 3,
	2023	2022
Net Income	$4,247	$16,858
Special items:
Adjust for: Change in Fair Value of Warrant Liability	1,435	2,227
Adjust for: Change in Fair Value of Earn-Out Liability	428	2,381
Adjusted Net Income (Loss)	$6,110	$21,466

13 Weeks Ended
April 2, 2023
Net Sales	172,205
Less: Sales from Acquisitions within 365 Days of Purchase (Non-Comparable to Prior Year)	(1,760)
Organic Sales (Comparable to Prior Year Period Net Sales)	$170,445

	2023 Forecast
	Low Range	High Range
Net Sales	$625,000	$675,000
Adjusted EBITDA	108,000	122,000
Depreciation and Amortization	23,000	25,000
Interest Expense	60,000	65,000
Capital Expenditures	10,000	15,000

Holley defines EBITDA as earnings before (a) interest expense, (b) income taxes and (c) depreciation and amortization. Holley defines Adjusted EBITDA as EBITDA plus (i) acquisition and restructuring costs, (ii) changes in the fair value of the warrant liability, (iii) changes in the fair value of the earn-out liability, (iv) compensation expense related to equity awards, (v) notable items that in 2022 consist primarily of non-cash adjustments related to the adoption of ASC 842, "Leases," and (vi) other expenses, includes net losses from disposal of fixed assets and foreign currency transactions. We have included within the definition of Adjusted EBITDA changes in the fair value of warrant liabilities, changes in the fair value of the earn-out liability, as management believes such matters, when they occur, do not directly reflect the performance of the underlying business.

Holley calculates Adjusted Net Income by excluding the after-tax effect of items considered by management to be special items from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. Holley believes that using this information, along with net income, provides for a more complete analysis of the results of operations.

Organic sales, or sales excluding the impact of acquisitions, exclude the impact from sales from acquisitions within 365 days of the consummation of such acquisition. Holley believes organic sales provides investors with useful supplemental information regarding Holley's underlying sales trends.

EBITDA, Adjusted EBITDA, Adjusted Net Income, and organic sales are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP.

A forecast for full year 2023 Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of these measures without unreasonable effort.